UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): August 31, 2009

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2009, Larry Hagewood tendered his resignation from the Board of Directors of Comverge, Inc. Mr. Hagewood resigned for personal reasons and not as a result of any disagreement with management or the board of directors of Comverge. Mr. Hagewood has served as a director since January 2009 and was also a member of the board’s audit committee and a member of the nominating/corporate governance committee.

On September 4, 2009, the Board appointed Tom Gutierrez to serve on the audit committee, such appointment to be immediately effective. The directors currently serving on the audit committee are Alec Dreyer, R. Blake Young and Tom Gutierrez. Mr. Dreyer qualifies as an audit committee financial expert under current SEC regulations and the other members of the audit committee satisfy the financial literacy and other requirements for audit committee members under Nasdaq Rule 5605(c)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi
Name:	Michael Picchi

Title:   Interim President and Chief Executive Officer;

Executive Vice President and Chief Financial Officer

Dated: September 4, 2009